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             [LETTERHEAD OF MCGLADREY & PULLEN, LLP APPEARS HERE]

We hereby consent to the use of our report dated August 3, 1995, accompanying the consolidated financial statements of Heritage Financial, Ltd. and subsidiaries in the Registration Statement on Form S-4 to be filed on or about July 22, 1996, with the Securities and Exchange Commission. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus/Proxy Statement.


                                                     /s/ McGLADREY & PULLEN, LLP


                                                     McGLADREY & PULLEN, LLP



Des Moines, Iowa
July 18, 1996